Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Savings Plan for Employees of Measurement Specialties, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-129946) on Form S-8 of Measurement Specialties, Inc. of our report dated June 29, 2010 with respect to the statement of net assets available for benefits of the Savings Plan for Employees of Measurement Specialties, Inc. (the Plan) as of December 31, 2009, which report appears herein.

/s/KPMG LLP

Norfolk, VA
June 24, 2011